                          TENDER AND OPTION AGREEMENT
                                  BY AND AMONG
                            HEWLETT-PACKARD COMPANY
                                      AND
                 CERTAIN PRINCIPAL SHAREHOLDERS OF INDIGO N.V.

                          TENDER AND OPTION AGREEMENT

    THIS TENDER AND OPTION AGREEMENT (this "AGREEMENT") is made and entered into as of September 6, 2001, by and among Hewlett-Packard Company, a Delaware corporation (the "BUYER"), and each of the individuals listed on the signature pages hereto (each in his, her or its individual capacity, a "SHAREHOLDER," and, collectively, the "SHAREHOLDERS").

    WHEREAS, each of the Shareholders is, as of the date hereof, the record and beneficial owner of common shares, par value NLG 0.04 per share, of Indigo N.V., a corporation organized under the laws of The Netherlands (the "COMPANY," and such shares, the "COMMON SHARES"), and the Common Shares subject to outstanding options, warrants or other rights, as set forth on the signature pages of this Agreement;

    WHEREAS, the Buyer and the Company concurrently herewith are entering into an Offer Agreement, dated as of the date hereof (the "OFFER AGREEMENT"), which provides, among other things, (i) for the Buyer or a Subsidiary of the Buyer, as promptly as practicable after the date hereof, to commence an exchange offer (the "OFFER") to acquire all of the outstanding Common Shares of the Company in exchange for either (x) shares of Buyer Common Stock or (y) shares of Buyer Common Stock plus CVRs, and (ii) for the subsequent post-closing reorganization to be accomplished upon the terms and subject to the conditions set forth in the Offer Agreement; and

    WHEREAS, as a condition to the willingness of the Buyer to enter into the Offer Agreement, and in order to induce the Buyer to enter into the Offer Agreement, each of the Shareholders has agreed (solely in his, her or its capacity as a shareholder of the Company) to enter into this Agreement.

    NOW, THEREFORE, in consideration of the execution and delivery by the Buyer of the Offer Agreement and the representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    SECTION 1. CERTAIN DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Offer Agreement. For purposes of this Agreement:

    (a) "ELECTION" shall mean either of the Fixed Offer Price or the Contingent Offer Price.

    (b) "OVERSUBSCRIBED CONSIDERATION" shall mean the consideration obtained by tendering Shares into the Oversubscribed Election.

    (c) "OVERSUBSCRIBED ELECTION" shall mean that Election, if either, for which the aggregate number of Common Shares that has been tendered immediately prior to the Expiration Time (and not properly withdrawn) exceeds the Maximum Fixed Price Election Number or the Maximum Contingent Price Election Number.

    (d) "SHARES" shall mean: (i) all securities of the Company (including all Common Shares and all options, warrants and other rights to acquire Common Shares) owned by the Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional Common Shares and all additional options, warrants and other rights to acquire Common Shares) of which the Shareholder acquires ownership during the period from the date of this Agreement through the Termination Date.

    (e) "TERMINATION DATE" shall mean the earlier to occur of (i) valid termination of the Offer Agreement pursuant to Article VII thereof; or (ii) the Closing Time.

    (f) TRANSFER. A Shareholder shall be deemed to have effected a "TRANSFER" of Shares if such Shareholder directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such Shares or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such Shares or any interest therein.

    (g) "UNDERSUBSCRIBED CONSIDERATION" shall mean the consideration obtained by tendering Shares into the Undersubscribed Election.

    (h) "UNDERSUBSCRIBED ELECTION" shall mean, to the extent there is an Oversubscribed Election, the other Election.

    SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. Shareholder hereby represents, warrants and covenants to the Buyer that Shareholder (i) is the beneficial owner of the Common Shares and the options, warrants and other rights to acquire Common Shares indicated on the signature pages of this Agreement, free and clear of any pledges, options, rights of first refusal, co-sale rights, attachments or other encumbrances other than as contemplated hereby and the Shareholders' Agreement, dated September 13, 2000, by and among the Company, the Buyer and the other Company Shareholders named therein;
(ii) does not beneficially own any securities of the Company other than the Common Shares and options, warrants and other rights to acquire Common Shares of the Company indicated on the signature pages of this Agreement; (iii) has full power and authority to make, enter into and carry out the terms of this Agreement; and (iv) the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby, will not (x) require the consent, waiver, approval, or authorization of any governmental authority or any other person or entity except as contemplated by the Offer Agreement; or (y) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Shareholder pursuant to any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which the Shareholder is subject or by which the Shareholder or any of Shareholder's property or assets (other than the Company's assets, if any) is bound, in each case as would not materially adversely affect the Shareholder's obligations hereunder.

    SECTION 3.  AGREEMENT TO TENDER SHARES.

    (a) Each of the Shareholders hereby agrees that such Shareholder shall tender, or if such Shareholder holds such shares through a broker, instruct the broker to tender, his, her or its Common Shares into the Offer promptly, and in any event no later than the tenth business day following the commencement of the Offer, pursuant to and in accordance with the terms of the Offer Agreement, and that such Shareholder shall not withdraw any Shares so tendered unless the Offer is terminated or has expired.

    (b) Each of the Shareholders hereby agrees that such Shareholder will automatically elect to receive the Undersubscribed Consideration for up to all of the Common Shares held by such Shareholder (the "MANDATORY ELECTION"). Notwithstanding anything to the contrary, Section 1.1(c)(ii) and
Section 1.1(c)(iii) of the Offer Agreement, as applicable, shall be applied to any Common Shares tendered by Company Shareholders (other than those tendered by the Shareholders party to this Agreement) only to the extent that Undersubscribed Consideration continues to exist after giving effect to the Mandatory Election. To facilitate the calculation of shares subject to the Mandatory Election in accordance with the above provisions, the Buyer may round the number of shares proposed to be automatically elected by any Shareholder to the nearest one hundred (100) shares.

    (c) Notwithstanding anything to the contrary in this Agreement, each of the Shareholders hereby agrees and pledges (i) either (A) to exercise no later than the day immediately prior to the Closing Time all options, warrants and other rights to acquire Common Shares then owned by such Shareholder (collectively, the "WARRANTS") through the non-cash exercise provisions set forth therein and

(B) to immediately tender the Common Shares received upon such exercise into the Offer; or (ii) to not exercise any of the Warrants after the Closing Time until such time as the Post-Closing Reorganization referred to in Article II of the Offer Agreement is consummated.

    SECTION 4. TRANSFER OF THE SHARES. Except as required herein, each of the Shareholders hereby agrees that, at all times during the period from the date of this Agreement until the Termination Date, such Shareholder shall not cause or permit any Transfer of any of the Shares to be effected, unless each person to which any such Shares, or any interest therein, is or may be Transferred shall have (i) executed a counterpart of this Agreement; and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement.

    SECTION 5. CERTAIN EVENTS. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Shares or the acquisition of additional Common Shares or other securities or rights of the Company by any Shareholder, the number of Shares shall be adjusted appropriately, and this Agreement and the rights and obligations hereunder shall attach to any additional Common Shares or other securities or rights of the Company issued to or acquired by any such Shareholder.

    SECTION 6. CERTAIN OTHER AGREEMENTS. From and after the date of this Agreement until the Termination Date, no Shareholder will, nor will any Shareholder authorize or permit any of such Shareholder's officers, directors, affiliates or employees or any investment banker, attorney, accountant, consultant or other agent, advisor or representative retained by such Shareholder to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal;
(ii) engage or participate in any discussions or negotiations regarding, or furnish to any person any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any person that has made, or take any other action intended to assist or facilitate any inquiries or the making, submission, or announcement of any proposal that constitutes or would reasonably be expected to lead to, any Acquisition Proposal; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, this section shall not apply to any person in his capacity as a director of the Company.

    SECTION 7. REGULATORY FILINGS. Each of the Shareholders hereby covenants and agrees, to the extent that such Shareholder is required to do so under applicable laws or regulations, (i) to file or cause to be filed with the FTC and the DOJ the notifications and other information required to be filed by such Shareholder under the HSR Act with respect to the Offer and the transactions contemplated thereby; and (ii) to make any other Foreign Filings required by such Shareholder of which it is aware with respect to the Offer and the transactions contemplated thereby. Such Shareholder shall pay all filing fees and all other fees and expenses pursuant to any such filings made by such Shareholder that relate to such Shareholder's acquisition of Buyer Common Stock as a result of the Offer.

    SECTION 8. FURTHER ASSURANCES. Each of the Shareholders hereby covenants and agrees to, upon the request of the Buyer, execute and deliver any additional documents and take such further actions as may be reasonably requested by the Buyer to carry out the provisions of this Agreement; PROVIDED, THAT such action is consistent with, and does not create any obligations that extend the general scope of the provisions of this Agreement.

    SECTION 9.  OPTION.

    (a) The Shareholder hereby grants Buyer an irrevocable (to the extent permitted by applicable law), exclusive option to purchase up to all of the Shares at a per Share exercise price equal to the Contingent Price Exchange Ratio (the "PURCHASE OPTION"). Such Purchase Option shall become exercisable by Buyer upon the Shareholder's breach of its obligations under
Section 3 of this Agreement or upon the Shareholder's breach of any other material agreement or covenant on the part of the Shareholder set forth in this Agreement.

    (b) In the event that the Buyer elects to exercise the Purchase Option, the Buyer shall so notify the Shareholder. Upon receipt of such notification, the Shareholder shall deliver the Shares to the Buyer, to be held by the Buyer pending the closing of the exercise of the Purchase Option. At the closing of the exercise of the Purchase Option, the Buyer shall deliver to the Shareholder the Contingent Price Exchange Ratio for each Share delivered by the Shareholder.

    (c) The Buyer in its sole discretion may designate and assign one or more employees, officers, directors, stockholders or direct or indirect subsidiaries of the Buyer or other persons or organizations to exercise all or a part of the Buyer's Purchase Option.

    (d) In the event that the Buyer's Purchase Option is exercised, then upon and following such exercise, the only remaining right of the Shareholder under this Agreement shall be the right to receive payment for such Shares as set forth in this Section 9, and the Shareholder shall have no right whatsoever to tender the Shares upon its own election.

    SECTION 10. LEGENDS. If so requested by the Buyer, Shareholder agrees to use its reasonable best efforts to place on the certificates representing the Shares a legend stating that they are subject to this Agreement.

    SECTION 11. TERMINATION. Except as otherwise provided in this Agreement, this Agreement, and all rights and obligations of the parties hereunder, shall terminate and have no further force or effect immediately upon the Termination Date; PROVIDED, HOWEVER, that Sections 12 and 13 shall survive any termination of this Agreement.

    SECTION 12. EXPENSES. All fees and expenses incurred by any one party hereto shall be borne by the party incurring such fees and expenses; PROVIDED, that if either party (i.e., the "initiating party") institutes any action against the other party (i.e., the "target party") to enforce the terms of this Agreement, such target party shall pay reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and costs (collectively, "Costs"), incurred by the initiating party in connection with such action, provided that the initiating party is successful in all material respects with respect to all claims (after all appeals) ("Material Success") in its action against the target party.

    SECTION 13.  MISCELLANEOUS.

    (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

    (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (d) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that the Buyer shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any

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other remedies that may be available to the Buyer upon any such violation, the
Buyer shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Buyer at law or in equity.

    (e) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          If to the Buyer:   Hewlett-Packard Company
                             3000 Hanover Street
                             Palo Alto, California 94304
                             Attention: General Counsel
                             Facsimile: (650) 857-4837

           With copies to:   Wilson Sonsini Goodrich & Rosati
                             Professional Corporation
                             650 Page Mill Road
                             Palo Alto, California 94304-1050
                             Attention: Larry W. Sonsini, Esq.
                                        Aaron J. Alter, Esq.
                             Facsimile No.: (650) 493-6811

                             and

                             Wilson Sonsini Goodrich & Rosati
                             Professional Corporation
                             One Market
                             Spear Tower, Suite 3300
                             San Francisco, California 94105
                             Attention: Steve L. Camahort, Esq.
                             Facsimile No.: (415) 947-2099

    If to the Shareholder:   To the address for notice set forth on the signature page
                             hereof.

           With a copy to:   Gibson, Dunn & Crutcher LLP
                             200 Park Avenue
                             New York, New York 10166-0193
                             Attention: Dennis J. Friedman, Esq.
                                        Barbara L. Becker, Esq.
                             Facsimile No.: (212) 351-4035

    (f) REGISTERED SHARES. Each of the Shareholders shall receive Buyer Common Stock in the Offer that is registered on Form S-4.

    (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the parties hereby irrevocably consents to the exclusive jurisdiction and venue of any court within the State of New York in connection with any matter based upon or arising out of this Agreement of the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives any covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

    (h) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

    (i) EFFECT OF HEADINGS. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

    (j) COUNTERPARTS. This Agreement may be executed by facsimile and in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, each of the Buyer and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        HEWLETT-PACKARD COMPANY

                                        By:
                                                         /s/ CHARLES N. CHARNAS
                                                         -------------------------------------
                                        Name:            Charles N. Charnas
                                        Title:           ASSISTANT SECRETARY

                                        WALTHROUP CORPORATION N.V.:

                                        By:
                                                         URS BRUNNER
                                                         -------------------------------------
                                        Name:            Urs Brunner
                                        Title:           DIRECTOR

                                        Address:         Muhlebachstrasse 6
                                                         CH-8008 Zurich

                                        Telephone:
                                                         -------------------------------------
                                        Facsimile No.:
                                                         -------------------------------------

                                        Shares beneficially owned:

                                        ------------ shares of Common Shares

                                        ------------ shares of Common Shares issuable upon the
                                        exercise of outstanding options, warrants or other
                                        rights.

    IN WITNESS WHEREOF, each of the Buyer and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        HEWLETT-PACKARD COMPANY

                                        By:
                                                         /s/ CHARLES N. CHARNAS
                                                         -------------------------------------
                                        Name:            Charles N. Charnas
                                        Title:           ASSISTANT SECRETARY

                                        VISIONVEST CORPORATION N.V.

                                        By:
                                                         URS BRUNNER
                                                         -------------------------------------
                                        Name:            Urs Brunner
                                        Title:           DIRECTOR

                                        Address:         Muhlebachstrasse 6
                                                         CH-8008 Zurich

                                        Telephone:
                                                         -------------------------------------
                                        Facsimile No.:
                                                         -------------------------------------

                                        Shares beneficially owned:

                                        ------------ shares of Common Shares

                                        ------------ shares of Common Shares issuable upon the
                                        exercise of outstanding options, warrants or other
                                        rights.

    IN WITNESS WHEREOF, each of the Buyer and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        HEWLETT-PACKARD COMPANY

                                        By:
                                                         /s/ CHARLES N. CHARNAS
                                                         -------------------------------------
                                        Name:            Charles N. Charnas
                                        Title:           ASSISTANT SECRETARY

                                        GEMINI SYSTEMS CORPORATION N.V.

                                        By:
                                                         /s/ DR. PRAGER
                                                         -------------------------------------
                                        Name:            Dr. Prager
                                        Title:           CHAIRMAN

                                        Address:         Prager Dreifuss
                                                         Muhlebachstrasse 6
                                                         CH-8008 Zurich, Switzerland

                                        Telephone:
                                                         -------------------------------------
                                        Facsimile No.:
                                                         -------------------------------------

                                        Shares beneficially owned:

                                        ------------ shares of Common Shares

                                        ------------ shares of Common Shares issuable upon the
                                        exercise of outstanding options, warrants or other
                                        rights.

    IN WITNESS WHEREOF, each of the Buyer and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        HEWLETT-PACKARD COMPANY

                                        By:
                                                         /s/ CHARLES N. CHARNAS
                                                         -------------------------------------
                                        Name:            Charles N. Charnas
                                        Title:           ASSISTANT SECRETARY

                                        TOSCAL N.V.

                                        By:
                                                         /s/ DR. PRAGER
                                                         -------------------------------------
                                        Name:            Dr. Prager
                                        Title:           CHAIRMAN

                                        Address:         Prager Dreifuss
                                                         Muhlebachstrasse 6
                                                         CH-8008 Zurich, Switzerland

                                        Telephone:
                                                         -------------------------------------
                                        Facsimile No.:
                                                         -------------------------------------

                                        Shares beneficially owned:

                                        ------------ shares of Common Shares

                                        ------------ shares of Common Shares issuable upon the
                                        exercise of outstanding options, warrants or other
                                        rights.

    IN WITNESS WHEREOF, each of the Buyer and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        HEWLETT-PACKARD COMPANY

                                        By:
                                                         /s/ CHARLES N. CHARNAS
                                                         -------------------------------------
                                        Name:            Charles N. Charnas
                                        Title:           ASSISTANT SECRETARY

                                        OZF LTD.

                                        By:
                                                         /s/ DR. PRAGER
                                                         -------------------------------------
                                        Name:            Dr. Prager
                                        Title:           CHAIRMAN

                                        Address:         Prager Dreifuss
                                                         Muhlebachstrasse 6
                                                         CH-8008 Zurich, Switzerland

                                        Telephone:
                                                         -------------------------------------
                                        Facsimile No.:
                                                         -------------------------------------

                                        Shares beneficially owned:

                                        ------------ shares of Common Shares

                                        ------------ shares of Common Shares issuable upon the
                                        exercise of outstanding options, warrants or other
                                        rights.

    IN WITNESS WHEREOF, each of the Buyer and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        HEWLETT-PACKARD COMPANY

                                        By:
                                                         /s/ CHARLES N. CHARNAS
                                                         -------------------------------------
                                        Name:            Charles N. Charnas
                                        Title:           ASSISTANT SECRETARY

                                        DEERING CORPORATION N.V.

                                        By:
                                                         URS BRUNNER
                                                         -------------------------------------
                                        Name:            Urs Brunner
                                        Title:           DIRECTOR

                                        Address:         Muhlebachstrasse 6
                                                         CH-8008 Zurich

                                        Telephone:
                                                         -------------------------------------
                                        Facsimile No.:
                                                         -------------------------------------

                                        Shares beneficially owned:

                                        ------------ shares of Common Shares

                                        ------------ shares of Common Shares issuable upon the
                                        exercise of outstanding options, warrants or other
                                        rights.